Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 25, 2020, Whole Earth Brands, Inc. (f/k/a Act II Global Acquisition Corp. (“Act II”)) and Flavors Holdings Inc. (“Flavors Holdings”), MW Holdings I LLC (“MW Holdings I”), MW Holdings III LLC (“MW Holdings III”), and Mafco Foreign Holdings, Inc. (“Mafco Foreign Holdings,” and together with Flavors Holdings, MW Holdings I, and MW Holdings II, the “Sellers”), announced the consummation of the transactions contemplated by that certain Purchase Agreement entered into as of December 19, 2019, which was subsequently amended on each of February 12, 2020, May 8, 2020, and June 15, 2020 (as amended, the “Purchase Agreement,” and the transactions contemplated therein, the “Business Combination”), by and among Act II, the Sellers and for the purposes of Amendments No. 2 and 3 to the Purchase Agreement, Project Taste Intermediate LLC (as amended or supplemented from time to time, the “Purchase Agreement”). In connection with the closing of the Business Combination, the registrant changed its name from “Act II Global Acquisition Corp.” to “Whole Earth Brands, Inc.” (the “Company”).

Refer to the definitive proxy statement/prospectus filed by Act II on May 13, 2020 (the “Proxy Statement/Prospectus”) and the supplement thereto filed by Act II on June 18, 2020 (the “Supplement”), for further details, including capitalized terms not otherwise defined in the Current Report on Form 8-K12B to which the unaudited pro forma condensed combined financial information is incorporated.

The unaudited pro forma condensed combined income statement for the year ended December 31, 2019 was derived from Merisant and MAFCO’s audited combined income statement for the year ended December 31, 2019 and Act II’s audited income statement for the year ended December 31, 2019. The unaudited pro forma condensed combined balance sheet and income statement as of and for the three months ended March 31, 2020 were derived from Merisant and MAFCO’s unaudited condensed combined financial statements as of and for the three months ended March 31, 2020 and Act II’s unaudited condensed financial statements as of and for the three months ended March 31, 2020.

The unaudited pro forma condensed combined income statements for the year ended December 31, 2019 and for the three months ended March 31, 2020 give pro forma effect to the Business Combination as if it had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of March 31, 2020 gives effect to the Business Combination as if it was completed on March 31, 2020.

This information should be read together with Merisant and MAFCO’s and Act II’s respective financial statements and the related notes, “Act II’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Merisant and MAFCO’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in the Supplement in the appendices titled “Act II’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Three Months Ended March 31, 2020 and 2019,” “Merisant and MAFCO’s Management’s Discussion and Analysis for the Three Months Ended March 31, 2020 and 2019,” and the other financial information included elsewhere in the Proxy Statement/Prospectus and Supplement.

The unaudited pro forma condensed combined financial statements give effect to the Business Combination in accordance with the acquisition method of accounting for business combinations, with the Company deemed to be the accounting acquirer because, among other reasons:

•	cash consideration was transferred from the Company to the Sellers; and

•	the Company’s public shareholders, PIPE Investors and the Sponsor, own, in the aggregate, 89.85% of the shares of Whole Earth Brands, Inc. common stock, which represents a controlling interest in Whole Earth Brands, Inc., immediately after giving effect to the Business Combination.

The unaudited pro forma condensed combined financial statements reflect adjustments to the historical financial information that are expected to have a continuing impact on the results of the combined company, factually supportable and directly attributable to the following events and transactions:

•	the Business Combination;

•	the payment of the cash consideration to the Sellers;

•	the closing of the Private Placement;

•	the conversion of each Act II Class A Share into one fully paid and non-assessable share of Whole Earth Brands, Inc. common stock;

•	each Act II public warrant becoming exercisable for one-half of one share of Whole Earth Brands, Inc. common stock, on the same terms and conditions as those applicable to the Act II public warrants (after giving effect to the Warrant Amendment);

•	the cancellation of 3,000,000 of Act II Class B Shares, and the remaining 4,500,000 Act II Class B Shares being converted into 4,500,000 shares of Whole Earth Brands, Inc. common stock; and

•	the redemption of 3,573,331 Act II Class A Shares by Act II’s public shareholders, in accordance with Act II’s Cayman Constitutional Documents.

Act II provided its public shareholders with the opportunity to redeem, upon the closing of the Business Combination, each Act II Class A Share then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of June 22, 2020, two business days prior to the Shareholders Meeting) in the trust account, which held the proceeds (including interest, net of taxes payable) of the Act II IPO.

Based on funds in the trust account of $305,363,912.64 as of June 22, 2020, the per share redemption price was approximately $10.179.

PRO FORMA CONDENSED COMBINED INCOME STATEMENT

For the Three Months Ended March 31, 2020

(Dollars in thousands, except per share amounts)

	COMBINED MERISANT/ MAFCO	ACT II	ADJUSTMENTS DEBIT (CREDIT)	ADJ. #	PRO FORMA
Product revenues	$66,000				$66,000
Cost of goods sold	39,900				39,900
GROSS PROFIT	26,100				26,100
Selling, general & administrative expenses .	15,900	$575	$290	g	16,765
Restructuring and other non-recurring expenses	400				400
Asset impairment charges	40,600		$(40,600)	f
Amortization of intangibles	2,500		(98)	a	2,402
OPERATING INCOME (LOSS)	(33,300)	(575)	(40,408)		6,533
Interest expense on bank debt			1,976	c	1,976
Interest (income)		(754)	754	b
Other (income) expense, net	(1,700)				(1,700)
INCOME (LOSS) BEFORE INCOME TAXES	(31,600)	179	(37,678)		6,257
(Benefit) provision for income taxes	(3,100)		4,414	d	1,314
NET INCOME (LOSS)	$(28,500)	$179	$(33,264)		$4,943

(Loss) Earnings Per Share:

	HISTORICAL		PRO FORMA
Weighted Average number of shares	8,997,643	(1)	38,426,669
Basic and diluted	$(0.06	)(2)	$0.13

(1)	Excludes an aggregate of 28,449,516 shares subject to possible redemption at March 31, 2020.

(2)	Net loss per share — basic and diluted excludes income attributable to shares subject to possible redemption of $715,207 for the three months ended March 31, 2020.

(3)	See “Notes to Unaudited Pro Forma Condensed Combined Financial Information” for description of adjustments.

PRO FORMA CONDENSED COMBINED INCOME STATEMENT

For the Year Ended December 31, 2019

(Dollars in thousands, except per share amounts)

	COMBINED MERISANT/ MAFCO	ACT II	ADJUSTMENTS DEBIT (CREDIT)	ADJ. #	PRO FORMA
Product revenues	$272,200				$272,200
Cost of goods sold	163,600				163,600
GROSS PROFIT	108,600				108,600
Selling, general & administrative expenses	65,900	$351	$1,160	g	67,411
Restructuring and other non-recurring expenses	2,200				2,200
Amortization of intangibles	10,700		(1,090)	a	9,610
OPERATING INCOME	29,800	(351)	(70)		29,379
Interest expense on bank debt			7,903	c	7,903
Interest income		(4,255)	4,255	b	0
Unrealized gain on Trust Account investments		(28)	28	b	0
Foreign exchange (gain)/loss					0
Other expense, net	1,400				1,400
INCOME BEFORE INCOME TAXES	28,400	3,932	12,256		20,076
(Benefit) provision for incomes taxes	(2,500)		6,716	d	4,216
NET INCOME	$30,900	$3,932	$18,972		$15,860

(Loss) Earnings Per Share:

	HISTORICAL		PRO FORMA
Weighted Average number of shares	8,410,915	(1)	38,426,669
Basic and diluted	$(0.02	)(2)	$0.41

(1)	Excludes an aggregate of 28,502,357 shares subject to possible redemption at December 31, 2019.

(2)	Net loss per share — basic and diluted excludes income attributable to shares subject to possible redemption of $4,069,302 for the year ended December 31, 2019.

(3)	See “Notes to Unaudited Pro Forma Condensed Combined Financial Information” for description of adjustments.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2020

(Dollars in thousands, except per share data)

(Unaudited)

	Combined Merisant/MAFCO	Act II	Adjustments	Adj #
ASSETS
Current Assets
Cash and cash equivalents	$10,500	$583	$42,571	a	$53,654
Accounts receivable – net	53,100				53,100
Inventories	116,400				116,400
Prepaid expenses and other current assets	6,800	104	1,678	k	8,582
TOTAL CURRENT ASSETS	186,800	687	44,249		231,736
Marketable securities held in Trust Account		305,037	(305,037)	a	0
Property, plant and equipment – net	20,200				20,200
Right of use asset		267			267
Goodwill	113,100		(63,363)	c	49,737
Other intangible assets – net	225,900		2,800	b	228,700
Other assets	3,700	38			3,738
TOTAL ASSETS	$549,700	$306,029	$(321,351)		$534,378
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$27,200	$195			$27,395
Current portion of bank debt			$5,250	c	5,250
Operating lease liability		217			217
Accrued expenses and other current liabilities	21,600				21,600
TOTAL CURRENT LIABILITIES	48,800	412	5,250		54,462
Bank debt, net of current portion			127,611	c	127,611
Operating lease liability, net of current portion		65			65
Deferred underwriting fee payable		11,280	(11,280)	e	0
Due to related party	6,900		(6,900)	j	0
Deferred tax liabilities, net	30,900				30,900
Other liabilities	18,100		(5,900)	j	12,200
TOTAL LIABILITIES	104,700	11,757	108,781		225,238
Ordinary shares subject to redemption		289,272	(289,272)	f
Net parent investment	445,000		(445,000)	g
Class A ordinary Shares, $0.0001 par value; 200,000,000 sharesauthorized; 1,550,484 shares issued and outstanding (excluding 28,449,516 shares subject to possible redemption) historically and 42,000,000 shares and 29,147,355 shares proforma			3		3
Class B ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 7,500,000 shares issued and outstanding historically and none pro forma		1	(1)		0
Additional capital		888	316,686	i	317,574
Retained earnings		4,111	(12,548)	d	(8,437)
TOTAL SHAREHOLDERS’ EQUITY	445,000	5,000	(140,860)		309,140
TOTAL LIABILITIES AND EQUITY	$549,700	$306,029	$(321,351)		$534,378

Notes to Unaudited Pro Forma Combined Financial Information

1. Basis of Pro Forma Presentation

Overview

The unaudited pro forma condensed combined financial statements have been prepared assuming the Business Combination is accounted for using the acquisition method of accounting with Act II as the acquiring entity and Merisant and MAFCO as the acquiree. Under the acquisition method of accounting, Act II’s assets and liabilities will retain their carrying amounts and the assets and liabilities of Merisant and MAFCO will be recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of net assets acquired will be recorded as goodwill. The pro forma adjustments have been prepared as if the Business Combination and the other related transactions had taken place on December 31, 2019 in the case of the unaudited pro forma condensed combined balance sheet and on January 1, 2019 in the case of the unaudited pro forma condensed combined income statements.

The acquisition method of accounting is based on Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 805, Business Combinations (“ASC 805”), and uses the fair value concepts defined in FASB ASC 820, Fair Value Measurements (“ASC 820”). ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date by Act II, who was determined to be the accounting acquirer.

Under ASC 805, acquisition-related transaction costs are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred, or if related to the issuance of debt, capitalized as debt issuance costs. Acquisition-related transaction costs expected to be incurred as part of the business combination, include estimated fees related to the issuance of long-term debt, as well as advisory, legal and accounting fees.

The unaudited pro forma condensed combined financial statements should be read in conjunction with (i) Act II’s historical financial statements and related notes for the year ended December 31, 2019 and for the three months ended March 31, 2020, as well as “Act II’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in the Definitive Proxy Statement and this Supplement, (ii) Merisant and MAFCO’s historical financial statements and related notes for the year ended December 31, 2019 and for the three months ended March 31, 2020 , as well as “Merisant and MAFCO’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in the Definitive Proxy Statement and this Supplement.

The pro forma adjustments represent management’s estimates based on information available as of the date of this Supplement and are subject to change as additional information becomes available and additional analyses are performed. The unaudited pro forma condensed combined financial statements do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the Business Combination that are not expected to have a continuing impact. In addition, the unaudited pro forma condensed combined financial statements do not reflect additional costs and expenses that Whole Earth Brands, Inc. may incur as a public company (other than those incurred by Act II and reflected in the unaudited pro forma condensed combined financial statements). Further, one-time transaction-related expenses anticipated to be incurred prior to, or concurrent with, closing the Business Combination and the other related transactions are not included in the unaudited pro forma condensed combined income statements. However, the impact of such transaction expenses is reflected in the unaudited pro forma condensed combined balance sheet as a decrease to retained earnings and a decrease to cash, unless otherwise noted.

2. Preliminary Allocation of Purchase Price

The total purchase consideration for the Business Combination has been allocated to the assets acquired, liabilities assumed, for purposes of the unaudited pro forma condensed combined financial information based on their estimated relative fair values. The allocation of the purchase consideration herein is preliminary. The final allocation of the purchase consideration for the Business Combination will be determined after the completion of a thorough analysis to determine the fair value of all assets acquired, liabilities assumed and non-controlling interest but in no event later than one year following the completion of the Business Combination.

Accordingly, the final acquisition accounting adjustments could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements.

Any increase or decrease in the fair value of the assets acquired, liabilities assumed, as compared to the information shown herein, could also change the portion of the purchase consideration allocable to goodwill and could impact the operating results of Whole Earth Brands, Inc. following the Business Combination due to differences in the allocation of the purchase consideration, depreciation and amortization related to some of these assets and liabilities. The purchase consideration was preliminarily allocated as follows:

Cash paid to selling shareholder	$386,737
Accounts receivable	$53,100
Inventories	116,400
Prepaids expenses and other current assets	6,800
Property, plant and equipment	20,200
Other assets	3,700
Intangible assets	228,700
Goodwill	49,737
Accounts payable	(27,200)
Accrued expenses and other current liabilities	(21,600)
Deferred tax liabilities	(30,900)
Other liabilities	(12,200)
$386,737

The preliminary allocation of the purchase consideration to identifiable intangibles and property and equipment was based on the estimated fair value of such assets. Amortization of identifiable intangibles and depreciation expense for property and equipment was preliminarily estimated based on a straight-line methodology, which approximates the remaining weighted useful life of such underlying assets. The fair value of the inventory was determined through use of the replacement cost approach.

The amount that will ultimately be allocated to these identified intangible assets, property and equipment and inventory and the related amount of amortization and depreciation, may differ materially from this preliminary allocation.

Goodwill represents the excess of the total purchase consideration over the fair value of the underlying net assets, largely arising from the workforce and extensive efficient distribution network that has been established by Merisant and MAFCO.

3. Pro Forma Adjustments and Assumptions

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and other transactions described above and has been prepared for informational purposes only. The unaudited pro forma condensed combined income statements are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor is it indicative of the future consolidated results of operations of the combined company. The unaudited pro forma condensed combined financial information is based upon the historical financial statements of Act II and Merisant and MAFCO and should be read in conjunction with their historical financial statements included elsewhere in the Definitive Proxy Statement.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, the Private Placement and the Debt Financing, (2) factually supportable, and (3) with respect to the income statements, expected to have a continuing impact on the results of Whole Earth Brands, Inc.

There were no intercompany balances or transactions between Act II and Merisant and MAFCO as of the dates and for the periods of these unaudited pro forma combined financial statements.

The pro forma combined consolidated provision for income taxes does not necessarily reflect the amounts that would have resulted had the companies filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined income statements are based upon the number of Whole Earth Brands, Inc.’s shares outstanding, assuming the Business Combination and Private Placement occurred on January 1, 2019.

Pro Forma Adjustments to Income Statements:

(a)	Intangible assets were valued based upon a preliminary valuation exercise, which will be updated upon applying the final purchase price allocation. Trademarks and trade names, and product formulations were preliminarily valued using an income approach, more specifically the relief from royalty method. Customer relationships were preliminarily valued using the multi-period excess earnings method or the distributor method, depending on the selling practice of the geographic market served. The adjustments to intangible assets to reflect values and the amortization expense are as follows:

	Preliminary Fair Value	Estimated Useful Life in Years	Amortization Expense for the Year Ended December 31, 2019	Amortization Expense for the Three Months Ended March 31, 2020
Trademarks and trade names	$116,700	25	$4,668	$1,167
Customer relationships	93,900	19	4,942	1,235
Product formulations	18,100	Indefinite	—	—
Total	228,700		9,610	2,402
Less: Merisant/Mafco historical intangibles and amortization expense	225,900		10,700	2,500
Pro forma adjustments	$2,800		$(1,090)	$(98)

(1)	Historical useful lives utilized by Merisant and MAFCO have been applied on a preliminary basis pending a final purchase price allocation which will be based on a full valuation.

(b)	Represents the adjustment to eliminate the historical interest income and unrealized gains of Act II associated with the funds that were held in the Trust Account, which will be used to fund portions of the aggregate cash obligations (as defined under the Purchase Agreement) in connection with the Business Combination.

(c)	In connection with the Business Combination, Whole Earth Brands, Inc. entered into (x) a first lien term loan facility of $140,000,000 that matures in five years and (y) a first lien revolving loan facility of up to $50,000,000 that matures in five years. Loans outstanding under the first lien term loan facility and the first lien revolving loan facility will accrue interest at a rate per annum equal to LIBOR plus a margin ranging from 2.25% to 3.00% depending on the achievement of certain leverage ratios, and undrawn amounts under the first lien revolving loan facility will accrue a commitment fee at a rate per annum of 0.40% on the average daily undrawn portion of the commitments thereunder, with step downs to 0.30% upon achievement of certain leverage ratios. Principal payments on the first lien term loan facility will be due quarterly, in amounts equal to (i) 1.25% of the original principal amount of the first lien term loan facility during the first through third years after the closing date of the credit facilities, (ii) 2.5% of the original principal amount of the first lien term loan facility during the fourth and fifth years after the closing date of the credit facilities and (iii) the balance of original principal amount of the first lien term loan facility maturity date of the credit facilities. No drawdowns under the revolving credit facility were made at closing.

Pro forma interest expense assumes a weighted average interest rate of approximately 6%. Each 1% change in the assumed rate would create a $1,400,000 change in annual interest expense and a $350,000 change in quarterly interest expense.

Included in the adjustments to interest expense is amortization of deferred financing costs of $1,160,000 for the year ended December 31, 2019 and $290,000 for the three months ended March 31, 2020.

Excluded from the adjustments to interest expense is the effect of any interest rate hedging activities. (d) This adjustment represents the estimated income tax effect of the pro-forma adjustments to reflect income taxes at an estimated 21% rate.

(e)	Pro forma basic earnings per share was computed by dividing pro forma net income attributable to shares of Whole Earth Brands, Inc. common stock by the weighted average of Act II Class A Shares, as if such shares were issued and outstanding as of January 1, 2019. Basic shares outstanding were calculated based on the following ordinary shares outstanding:

	Shares Outstanding	%
Shares held by Act II Sponsor	4,500,000	11.71%
Shares held by Seller	600,000	1.56%
Shares held by PIPE investors	7,500,000	19.52%
Shares held by Dicalite Management Group, Inc	3,300,000	8.59%
Shares held by public	22,526,669	58.62%
Total common shares o/s	38,426,669	100.00%

Pro forma dilutive earnings per share was computed using the “treasury stock buyback” method to determine the potential dilutive effect of its outstanding options. The currently outstanding Act II public warrants with an exercise price of $11.50 per share will become exercisable for one share of Whole Earth Brands, Inc. common stock. The Act II public warrants are not dilutive on a pro forma basis; however, the potential dilutive impact will ultimately be recognized based on the actual market price on the date of measurement.

For further details, see “Updated Beneficial Ownership Table of Whole Earth Brands, Inc. Securities” herein.

(f)	To eliminate the Seller’s asset impairment charge.

(g)	Represents incremental insurance expense.

Pro Forma Adjustments to the Balance Sheet:

(a)	Represents the net adjustment to cash associated with Act II’s payment of cash consideration in the Business Combination:

Pro forma net adjustment to cash associated with purchase adjustments:

Act II cash previously in trust as of March 31, 2020(1)	$305,037,000
Proceeds from PIPE(2)	75,000,000
Proceeds from new bank debt(3)	132,861,000
Shareholder redemptions(4)	36,334,000
Cash retained by seller	(10,500,000)
Repurchase of warrants(5)	(11,250,000)
Cash consideration(6)	(386,737,000)
Payment of transaction costs(7)	(23,828,000)
Expenses prepaid at closing	(1,678,000)
$42,571,000

(1)	Represents the adjustment related to the reclassification of the cash equivalents held in the Trust Account in form of investments to cash and cash equivalents to reflect the fact that these investments were used in connection with the Business Combination, the payment for shares redeemed and the payment of a portion of the aggregate cash obligations (as defined under the Purchase Agreement).

(2)	Represents the shares and warrants Act II sold to the PIPE Investors for gross proceeds of approximately $75,000,000.

(3)	Represents additional funds raised through the new loan. Financing fees of $7,139,000 have been deducted from the bank debt as presented on the accompanying pro forma balance sheet.

(4)	Represents cash paid for redemptions of Act II Class A Shares.

(5)	Represents the cash paid to repurchase the warrants.

(6)	Represents the cash consideration portion of the total consideration paid to effectuate the Business Combination net of preliminary adjustments.

(7)	Reflects the impact of preliminary transaction costs of $23,828,000. This amount excludes financing fees, which are reflected in footnote (3) above, related to the new bank debt.

(b)	Represents the adjustment to intangible assets to reflect their estimated fair values on the preliminary purchase price allocation (see Note a — Pro Forma Adjustments to the Income Statement).

(c)	Represents the adjustment to goodwill based on the preliminary purchase price allocation (see Note 2).

(d)	Represents the transaction cost expense at closing going against retained earnings.

(e)	Represents the elimination of deferred underwriting costs.

(f)	Represents an adjustment to reflect that at the time of issuance, certain Act II ordinary shares were subject to a possible redemption and, as such, an amount of $289,272,046 was classified as redeemable equity in Act II’s historical balance sheet as of March 31, 2020.

(g)	Represents the elimination of the Seller’s Net Parent Investment in Merisant and MAFCO, and the elimination of the amount due to a related party.

(h)	Represents the cancellation of 3,000,000 of Act II Class B Shares and the remaining 4,500,000 Act II Class B Shares being converted into 4,500,000 shares of Whole Earth Brands, Inc. common stock.

(i)	Represents the pro forma adjustments to additional paid-in capital.

Conversion of redeemable shares held by Act II public shareholders to APIC net of par value amount	$252,936,000
Increase in APIC attributable to stock issued to PIPE investors	74,999,250
Decrease in APIC as the result of the repurchase of warrants	(11,250,000)
Cancellation of Act II Sponsor shares	300
$316,685,550

(j)	Represents the elimination of Seller liabilities not assumed in the Business Combination.

(k)	Represents insurance premiums prepaid at closing.